EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K for the year ended December 31, 2023 (this "Report"), of SPAR Group, Inc. (the "Registrant"), the undersigned hereby certifies that, to her knowledge:

1.            The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Antonio Calisto Pato
Antonio Calisto Pato
Chief Financial Officer, Treasurer and Secretary

April 1, 2024

A signed original of this written statement required by Section 906 has been provided to SPAR Group, Inc. and will be retained by SPAR Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.